SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: January 31, 2003


                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)



    Nevada                     000-29217                   95-4721385
----------------               ---------                   ----------
(State or other               (Commission                 (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)


6171 W. Century Blvd. Suite 200 LA, CA                       90045
-----------------------------------------                     -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (310) 846-2500

 Not Applicable
(Former name or former address, if changed since last report.)

===============================================================================


Item 1.  Changes in Control of Registrant

         None.

Item 2.  Acquisition or Disposition of Assets

         None.


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Item 3.  Bankruptcy or Receivership

         None.


Item 4.  Changes in Accountants

         None.


Item 5.  Other Events and Regulation FD Disclosure

     In the meeting of the Board of Directors of the registrant on Tuesday January 28, 2003, a committee was formed to explore the feasibility of acquiring Merchants Billing Services, Inc. Merchants Billing Services is an independent sales and service organization for the registrant, and acquires merchants for processing through the registrant's credit card processing platform. Merchants Billing Services is currently under contract to provide underwriting, administrative, customer support and technical support services to the Processing Source International subsidiary of the registrant. The committee is comprised of the Chairman of the Board Mr. Gene Valentine, Mr. Joe Byers and Mr. Michael Savage. Mr. William Barber is the controlling shareholder of Merchants Billing Services, Inc. and serves on its Board of Directors. Mr. Barber is the Chief Executive Officer of the registrant and serves on its Board of Directors. Terms, conditions and timing have not been discussed. No negotiations have taken place as of this date.


Item 6.  Resignation of Directors

         None.


Item 7.  Financial Statements Pro Forma Financial & Exhibits

         None.


Item 8.  Changes In Fiscal Year

         None.


Item 9.  Regulation FD Disclosures

         See Items 1, 5 and 6, above.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 31, 2003             Accesspoint corporation
      -------------------



                                    By:

                                    /s/  William Barber
                                    -----------------------------------------
                                    William Barber
                                    President




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